Exhibit 1
NextEra Energy, Inc.
Equity Distribution Agreement

December 31, 2025

BNY Mellon Capital Markets, LLC	J.P. Morgan Securities LLC
240 Greenwich Street	270 Park Avenue
New York, New York 10286	New York, New York 10017

BofA Securities, Inc.	Mizuho Securities USA LLC
One Bryant Park	1271 Avenue of the Americas
New York, New York 10036	New York, New York 10020

Capital One Securities, Inc.	Wells Fargo Securities, LLC
201 St. Charles Street, Suite 1830	500 West 33rd Street, 14th Floor
New Orleans, Louisiana 70170	New York, New York 10001

Credit Agricole Securities (USA) Inc.
1301 Avenue of the Americas
New York, New York 10019
To the Addressees:
NextEra Energy, Inc., a Florida corporation (the “Company”), confirms its agreement with each of BNY Mellon Capital Markets, LLC, BofA Securities, Inc., Capital One Securities, Inc., Credit Agricole Securities (USA) Inc., J.P. Morgan Securities LLC, Mizuho Securities USA LLC, and Wells Fargo Securities, LLC as agents and/or principals (each, an “Agent” and, collectively, the “Agents”), with respect to the issuance and sale from time to time by the Company, in the manner and subject to the terms and conditions described below in this Equity Distribution Agreement (this “Agreement”), of shares of common stock, $0.01 par value (the “Common Stock”), of the Company having an aggregate Gross Sales Price (as defined in Section 2(b) below) of up to $4,000,000,000 (the “Maximum Amount”) on the terms and conditions set forth in this Agreement. Such shares are hereinafter collectively referred to as the “Shares” and are described in the Prospectus referred to below.
A registration statement on Form S-3 (Nos. 333-278184, 333-278184-01 and 333-278184-02 (the “registration statement”) was filed with the Securities and Exchange Commission (the “Commission”) for the registration of the Shares and other securities of the Company and certain of its subsidiaries under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Act”); and such registration statement sets forth the terms of the offering, sale and plan of distribution of the Shares and contains or incorporates by reference additional information concerning the Company and its business. Except where the context otherwise requires, “Registration Statement,” as used herein, means the registration statement, as amended at the time of such registration statement’s effectiveness for purposes of Section 11 of the Act, as such Section applies to the

Agents, including (1) all documents filed as a part thereof or incorporated or deemed to be incorporated by reference therein by the Company and (2) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act, to the extent such information is deemed, pursuant to Rule 430B or Rule 430C under the Act, to be part of the registration statement at the effective time. “Basic Prospectus” means the prospectus dated March 22, 2024 filed as part of the Registration Statement, including the documents incorporated by reference therein as of the date of such prospectus; “Prospectus Supplement” means the most recent prospectus supplement relating to the Shares, to be filed by the Company with the Commission pursuant to Rule 424(b) under the Act on or before the second business day after the date of its first use in connection with a public offering or sale of Shares pursuant hereto (or such earlier time as may be required under the Act), in the form furnished by the Company to the Agents in connection with the offering of the Shares; “Prospectus” means the Prospectus Supplement (and any additional prospectus supplement prepared in accordance with the provisions of Section 4(e) of this Agreement and filed in accordance with the provisions of Rule 424(b) under the Act) together with the Basic Prospectus attached to or used with the Prospectus Supplement; and “Permitted Free Writing Prospectus” has the meaning set forth in Section 3(c) of this Agreement. Any reference herein to the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall, unless otherwise stated, be deemed to refer to and include the documents, if any, incorporated by reference, or deemed to be incorporated by reference, therein (the “Incorporated Documents”). Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall, unless stated otherwise, be deemed to refer to and include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”) on or after the date hereof, or the date of the Basic Prospectus, the Prospectus Supplement, the Prospectus or such Permitted Free Writing Prospectus, as the case may be, and deemed to be incorporated therein by reference. References in this Agreement to financial statements or other information that is “contained,” “included,” “described,” “set forth” or “provided” in the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus and any similar references shall, unless stated otherwise, include any information incorporated or deemed to be incorporated by reference therein.
The Company and each Agent agree as follows:
1.    Issuance and Sale.
(a)    Upon the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein and provided the Company provides the applicable Agent with any due diligence materials and information reasonably requested by such Agent or its counsel necessary for such Agent to satisfy its due diligence obligations, on any Exchange Business Day (as defined below) selected by the Company, the Company and such Agent shall enter into an agreement in accordance with Section 2 hereof regarding the number of Shares to be placed by such Agent, as agent, and the manner in which and other terms upon which such placement is to occur (each such transaction being referred to as an “Agency Transaction”). The Company may also offer to sell the Shares directly to an Agent, as principal, in which event such parties shall enter into a separate agreement (each, a “Terms Agreement”) in substantially the form of Exhibit A hereto (with such changes thereto as may be agreed upon by the Company and such Agent to accommodate a transaction involving additional underwriters), relating to such sale in accordance with Section 2(g) hereof (each such transaction being referred to as a “Principal Transaction”). As used herein, (i) the “Term” shall be the period commencing on the date hereof and ending on the earlier of (x) the date on which the aggregate Gross Sales Price of Shares issued and sold pursuant to this Agreement and any Terms Agreement is equal to the Maximum Amount and (y) any termination of this Agreement pursuant to Section 8 hereof, (ii) an “Exchange Business Day” means any day during the Term that is a trading day for the Exchange other than a day on which trading on the Exchange is scheduled to close prior to its regular weekday closing time, and (iii) “Exchange” means the New York Stock Exchange.
(b)    Subject to the terms and conditions set forth below, the Company appoints each Agent as agent in connection with the offer and sale of Shares in any Agency Transactions entered into hereunder. Each Agent will use commercially reasonable efforts, consistent with its normal trading and sales practices, to sell such Shares with respect to which such Agent has agreed to act as sales agent in accordance with the terms and subject to the conditions hereof and of the applicable Transaction Acceptance (as defined below). Neither the Company nor any Agent shall have any obligation to enter into an Agency Transaction. The Company shall be obligated to issue and sell through the Agents, and each of the Agents shall be obligated to use its respective commercially reasonable efforts, consistent with its normal trading and sales practices and as provided herein and in the applicable Transaction Acceptance, to place Shares only if and when the Company makes a Transaction Proposal (as defined below) to such Agent related to such an Agency Transaction and a Transaction Acceptance related to such Agency Transaction has been delivered to the Company by such Agent as provided in Section 2 hereof.
(c)    Each Agent, as agent in any Agency Transaction, hereby covenants and agrees, severally and not jointly, not to make any sales of the Shares on behalf of the Company pursuant to this Agreement other than by means of ordinary brokers’ transactions between members of the Exchange that qualify for delivery of a Prospectus in accordance with Rule 153 under the Act and meet the definition of an “at the market offering” under Rule 415(a)(4) under the Act (such transactions are hereinafter referred to as “At the Market Offerings”). For the avoidance of doubt and subject to the foregoing, each Agent, as agent in any Agency Transaction, may sell Shares by any method permitted by law, including without limitation (i) by means of ordinary brokers’ transactions (whether or not solicited), (ii) to or through a market maker, (iii) directly on or through any national securities exchange or facility thereof, a trading facility of a national securities association, an alternative trading system, or any other market venue, (iv) in the over-the-counter market, (v) in privately negotiated transactions, or (vi) through a combination of any such methods.
(d)    If Shares are to be sold in an Agency Transaction in an At the Market Offering, the applicable Agent will confirm in writing to the Company the number of Shares sold on any Exchange Business Day and the related Gross Sales Price and Net Sales Price (as each of such terms is defined in Section 2(b) hereof) no later than the opening of trading on the immediately following Exchange Business Day.
(e)    If the Company shall default on its obligation to deliver Shares to an Agent pursuant to the terms of any Agency Transaction or Terms Agreement, the Company shall (i) indemnify and hold harmless such Agent, and its successors and assigns from and against any and all losses, claims, damages, liabilities and expenses arising from or as a result of such default by the Company and (ii) notwithstanding any such default, pay to such Agent the commission to which it would otherwise be entitled in connection with such sale in accordance with Section 2(b) hereof.
(f)    The Company acknowledges and agrees that (i) there can be no assurance that an Agent will be successful in selling the Shares, (ii) no Agent shall incur any liability or obligation to the Company or any other person or entity if it does not sell Shares for any reason other than a failure by such Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Shares in accordance with the terms of this Agreement, and (iii) no Agent shall be under any obligation to purchase Shares on a principal basis pursuant to this Agreement, except as may otherwise be specifically agreed by such Agent and the Company in a Terms Agreement.
2.    Transaction Acceptances and Terms Agreements.
(a)    The Company may, from time to time during the Term, propose to an Agent that they enter into an Agency Transaction to be executed on a specified Exchange Business Day or over a specified period of Exchange Business Days, which proposal shall be made to such Agent by email or telephone from any of the individuals listed as an authorized representative of the Company on Schedule A hereto (as it may be updated by the Company from time to time) to make such sales and shall set forth the information specified below (each, a “Transaction Proposal”). If such Agent agrees to the terms of such proposed Agency Transaction or if the Company and such Agent mutually agree to modified terms for such proposed Agency Transaction, then such Agent shall promptly deliver to the Company by email a notice (each, a “Transaction Acceptance”) confirming the terms of such proposed Agency Transaction as set forth in such Transaction Proposal or setting forth the modified terms for such proposed Agency Transaction as agreed by the Company and such Agent, as the case may be, whereupon such Agency Transaction shall become a binding agreement between the Company and such Agent. Each Transaction Proposal shall specify:
(i)    the Exchange Business Day(s) on which the Shares subject to such Agency Transaction are intended to be sold (each, a “Purchase Date”);
(ii)    the maximum number of Shares to be sold by such Agent (the “Specified Number of Shares”) on, or over the course of, such Purchase Date(s), or as otherwise agreed between the Company and such Agent and documented in the relevant Transaction Acceptance;
(iii)    the lowest price, if any, at which the Company is willing to sell Shares on each such Purchase Date or a formula pursuant to which such lowest price shall be determined (each, a “Floor Price”); and
(iv)    if other than 1% of the Gross Sales Price, the Agent’s discount or commission.
A Transaction Proposal shall not set forth a Specified Number of Shares that, when the Gross Sales Price of the Specified Number of Shares is added to the aggregate Gross Sales Price of Shares previously sold and to be sold pursuant to pending Transaction Acceptances (if any) hereunder and any Terms Agreement, results or could result in a total Gross

Sales Price of Shares that exceeds the Maximum Amount nor shall it set forth a Floor Price which is lower than the minimum price authorized from time to time by the Company’s board of directors or a duly authorized committee thereof. The Company shall have responsibility for maintaining records with respect to the aggregate Gross Sales Price of Shares sold and for otherwise monitoring the availability of Shares for sale under this Agreement and for ensuring that the aggregate Gross Sales Price of Shares offered and sold does not exceed the Maximum Amount, and the price at which any Shares are offered or sold is not lower than the minimum price authorized from time to time by the Company’s board of directors or a duly authorized committee thereof. In the event that more than one Transaction Acceptance with respect to any Purchase Date(s) is delivered by the applicable Agent to the Company, the latest Transaction Acceptance shall govern any sales of Shares for the relevant Purchase Date(s), except to the extent of any action occurring pursuant to a prior Transaction Acceptance and prior to the delivery to the Company of the latest Transaction Acceptance. The Company or the applicable Agent may, upon notice to the other such party by email or telephone (confirmed promptly by e-mail), suspend or terminate the offering of the Shares pursuant to Agency Transactions for any reason; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Shares sold hereunder prior to the giving of such notice or their respective obligations under any Terms Agreement. Notwithstanding the foregoing, if the terms of any Agency Transaction contemplate that Shares shall be sold on more than one Purchase Date, then the Company and the applicable Agent shall mutually agree to such additional terms and conditions as they deem reasonably necessary in respect of such multiple Purchase Dates, and such additional terms and conditions shall be set forth in or confirmed by, as the case may be, the relevant Transaction Acceptance and be binding to the same extent as any other terms contained therein.
(b)    The Purchase Date(s) in respect of the Shares deliverable pursuant to any Transaction Acceptance shall be set forth in or confirmed by, as the case may be, the applicable Transaction Acceptance. Except as otherwise agreed between the Company and an Agent, such Agent’s commission for any Shares sold through such Agent pursuant to this Agreement shall be a percentage, not to exceed 1%, of the actual sales price of such Shares (the “Gross Sales Price”), which commission shall be as set forth in or confirmed by, as the case may be, the applicable Transaction Acceptance; provided, however, that such commission shall not apply when an Agent acts as principal, in which case such commission or a discount shall be set forth in the applicable Terms Agreement. Unless otherwise agreed between the Company and the applicable Agent, such commission shall be deducted by the Agent from the payment of the Gross Sales Price to the Company. Notwithstanding the foregoing, in the event the Company engages an Agent for a sale of Shares in an Agency Transaction that would constitute a “distribution,” within the meaning of Rule 100 of Regulation M under the Exchange Act, the Company will provide such Agent, at such Agent’s request and upon reasonable advance notice to the Company, on or prior to the Settlement Date (as defined below) the opinions of counsel, accountants’ letters and officer’s certificates pursuant to Section 5 hereof, each dated the Settlement Date, and such other documents and information as such Agent shall reasonably request, and the Company and such Agent will agree to compensation that is customary for such Agent with respect to such transaction. The Gross Sales Price less the applicable Agent’s commission and after deduction for any transaction fees, transfer taxes or similar taxes or fees imposed by any governmental, regulatory or self-regulatory organization in respect of the sale of the applicable Shares is referred to herein as the “Net Sales Price.”

(c)    Payment of the Net Sales Price for Shares sold by the Company on any Purchase Date pursuant to a Transaction Acceptance shall be made to the Company by wire transfer of immediately available funds to the account of the Company (which the Company shall provide to the applicable Agent at least two Exchange Business Days prior to the applicable Agency Settlement Date (as defined below)) against delivery of such Shares to such Agent’s account, or an account of such Agent’s designee, at The Depository Trust Company through its Deposit and Withdrawal at Custodian System (“DWAC”) or by such other means of delivery as may be agreed to by the Company and such Agent. Such payment and delivery shall be made at or about 10:00 a.m. (New York City time) on the first Exchange Business Day (or such other day as may, from time to time, become standard industry practice for settlement of such a securities issuance or as agreed to by the Company and such Agent) following each Purchase Date (each, an “Agency Settlement Date”).
(d)    If, as set forth in or confirmed by, as the case may be, the related Transaction Acceptance, a Floor Price has been agreed to by the Company and the applicable Agent with respect to a Purchase Date, and such Agent thereafter determines and notifies the Company that the Gross Sales Price for such Agency Transaction would not be at least equal to such Floor Price, then the Company shall not be obligated to issue and sell through such Agent, and such Agent shall not be obligated to place, the Shares proposed to be sold pursuant to such Agency Transaction on such Purchase Date, unless the Company and such Agent otherwise agree in writing.
(e)    If the Company or an Agent has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Shares, it shall promptly notify the other party, and sales of the Shares under this Agreement, any Transaction Acceptance or Terms Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each such party. On or prior to the delivery of a prospectus that is required (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with the offering or sale of the Shares, the Company shall calculate the average daily trading volume (as defined under “ADTV” in Rule 100 of Regulation M under the Exchange Act) of the Common Stock based on market data provided by Bloomberg L.P. or such other sources as agreed upon by the Company and the applicable Agent.
(f)    (i)    If the Company wishes to issue and sell the Shares pursuant to this Agreement but other than as set forth in Section 2(a) hereof, it will notify the applicable Agent of the proposed terms of the Principal Transaction. If such Agent, acting as principal, wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with the Company, wishes to accept amended terms, the Company and such Agent shall enter into a Terms Agreement setting forth the terms of such Principal Transaction.
(ii)    The terms set forth in a Terms Agreement shall not be binding on the Company or an Agent unless and until the Company and such Agent have each executed and delivered such Terms Agreement accepting all of the terms of such Terms Agreement. In the event of a conflict between the terms of this Agreement and the terms of a Terms Agreement, the terms of any such Terms Agreement shall control.

(g)    Each sale of the Shares to an Agent in a Principal Transaction shall be made in accordance with the terms of this Agreement and a Terms Agreement, which shall provide for the sale of such Shares to, and the purchase thereof by, such Agent. A Terms Agreement may also specify certain provisions relating to the reoffering of such Shares by such Agent. The commitment of an Agent to purchase the Shares pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations, warranties and agreements of the Company contained, and shall be subject to the terms and conditions set forth, in this Agreement and such Terms Agreement. Any such Terms Agreement shall specify the number of the Shares to be purchased by the applicable Agent pursuant thereto, the price to be paid to the Company for such Shares, any provisions relating to rights of, and default by, underwriters, if any, acting together with such Agent in the reoffering of the Shares, and the time and date (each such time and date being referred to herein as a “Principal Settlement Date”; and, together with any Agency Settlement Date, a “Settlement Date”) and place of delivery of and payment for such Shares.
(h)    Notwithstanding any other provision of this Agreement, the Company shall not offer, sell or deliver, or request the offer or sale, of any Shares pursuant to this Agreement, or give any instruction to borrow, offer or sell any Shares (whether in an Agency Transaction or a Principal Transaction) and, by notice to each Agent given by telephone (confirmed promptly by email), shall cancel any instructions for the borrowing, offer or sale of any Shares, and none of the Agents shall be obligated to offer or sell any Shares, (i) during any period in which the Company is, or could be deemed to be, in possession of material non-public information or (ii) (A) if the Company shall issue a press release containing, or shall otherwise publicly announce, its earnings, revenues or other results of operations (an “Earnings Announcement”) with respect to a completed quarter in advance of filing a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K that includes consolidated financial statements as of and for the same periods, as the case may be, covered by such Earnings Announcement, at any time from and including the date of the Earnings Announcement through and including the time that is 24 hours after the time that the Company files a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K that includes consolidated financial statements as of and for the same period or periods, as the case may be, covered by such Earnings Announcement, or (B) if the Company shall make an Earnings Announcement on the same date as the filing of the Quarterly Report on Form 10-Q or Annual Report on Form 10-K for such period, from the date of the filing of such Quarterly Report on Form 10-Q or Annual Report on Form 10-K through and including the time that is 24 hours after the time that the Company files such Quarterly Report on Form 10-Q or Annual Report on Form 10-K.
(i)    The Company agrees that any offer to sell, any solicitation of an offer to buy, or any sales of Shares by the Company shall be effected only by or through one Agent on any Exchange Business Day.
(j)    Notwithstanding anything herein to the contrary, the Company shall not authorize the issuance and sale of, and no Agent, as sales agent, shall be obligated to use its commercially reasonable efforts, consistent with its normal trading and sales practices, to sell, any Shares at a price lower than the minimum price, or in a number or with an aggregate Gross Sales Price in excess of the Maximum Amount, authorized from time to time to be issued and sold under this Agreement and any Terms Agreement, in each case by the Company’s board of directors or a duly authorized committee thereof, or in a number in excess of the number of Shares approved for listing on the Exchange, or with an aggregate Gross Sales Price in excess of the maximum aggregate offering price for the Shares available for issuance on the Registration Statement or as to which the Company has paid the applicable registration fee, it being understood and agreed by the parties hereto that compliance with any such limitations shall be the sole responsibility of the Company.
3.    Representations and Warranties of the Company. The Company represents and warrants to each of the Agents as of (i) the date hereof, (ii) each date on which the Company receives a Transaction Acceptance (the “Time of Acceptance”), (iii) each date on which the Company executes and delivers a Terms Agreement, (iv) each Time of Sale (as defined below), (v) each Settlement Date and (vi) each Bring-Down Delivery Date (as defined below) on which a certificate is required to be delivered pursuant to Section 6(b) hereof (each such date listed in (i) through (vi), a “Representation Date”), that:
(a)    The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is currently listed and quoted on the Exchange under the trading symbol “NEE.” Prior to the delivery of any Transaction Proposal, the Shares shall have been listed on the Exchange, subject to notice of issuance.
(b)    The Registration Statement constitutes an “automatic shelf registration statement” (as defined in Rule 405) filed within three years of the date hereof; the Registration Statement became effective upon filing; no notice of objection of the Commission with respect to the use of the Registration Statement pursuant to Rule 401(g)(2) under the Act has been received by the Company and not removed; and the Company is a “well-known seasoned issuer” and is not an “ineligible issuer” (in each case as defined in Rule 405).
(c)    At the respective times the Registration Statement and each amendment thereto became effective, at each deemed effective date with respect to the Agents pursuant to Rule 430B(f)(2) under the Act (each, a “Deemed Effective Time”), as of each time (i) with respect to each offering of Shares pursuant to this Agreement, the time of an Agent’s initial entry into contracts with investors for the sale of such Shares or (ii) with respect to each offering of Shares pursuant to any relevant Terms Agreement, the time of sale of such Shares (each, a “Time of Sale”) and as of each Settlement Date, as applicable, the Registration Statement complied and will comply in all material respects with the requirements of the Act, and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.
Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at each Time of Sale, as applicable, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
Each preliminary prospectus (including the prospectus or prospectuses filed as part of the Registration Statement or any amendment thereto or any Interim Prospectus Supplement (as defined below)) complied when so filed in all material respects with the Act.

As of each Time of Sale, neither (x) the Issuer General Use Free Writing Prospectus(es) issued at or prior to such Time of Sale, the Prospectus and any Issuer Free Writing Prospectus, including any additional information listed on Schedule B hereto, all considered together (collectively, the “Pricing Disclosure Package”), nor (y) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the Pricing Disclosure Package, will include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
As of each Time of Sale, the Pricing Disclosure Package will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
As used in this subsection and elsewhere in this Agreement:
“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Act (“Rule 433”), relating to the Shares that (i) is required to be filed with the Commission by the Company, (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Shares or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).
“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule B hereto.
“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.
“Permitted Free Writing Prospectus” means any free writing prospectus relating to the Shares consented to in writing by the Company and each Agent. For the avoidance of doubt, any free writing prospectus that is not consented to in writing by the Company does not constitute a Permitted Free Writing Prospectus and will not be an Issuer Free Writing Prospectus.
Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Shares or until any earlier date that the Company notified or notifies each Agent as described in Section 4(g) hereof, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Pricing Disclosure Package, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.
The representations and warranties in this subsection shall not apply to statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Agent expressly for use in connection with the preparation of the Registration Statement or the Prospectus, or to any statements in or omissions from the Statements of Eligibility on Form T-1, or amendments thereto, filed as exhibits to the Registration Statement (collectively, the “Statements of Eligibility”).
(d)    The documents incorporated by reference in the Registration Statement, the Pricing Disclosure Package or the Prospectus, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder, and any documents so filed and incorporated by reference subsequent to the date of this Agreement or any further amendment or supplement to the Prospectus will, when they are filed with the Commission, conform in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder.
(e)    The financial statements included as part of or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus present fairly the consolidated financial condition and results of operations of the Company and its subsidiaries taken as a whole at the respective dates or for the respective periods to which they apply; such financial statements have been prepared in each case in accordance with generally accepted accounting principles consistently applied throughout the periods involved except as otherwise indicated in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and Deloitte & Touche LLP, who has audited the audited financial statements of the Company, is an independent registered public accounting firm as required by the Act and the Exchange Act and the rules and regulations of the Commission thereunder.
(f)    Except as reflected in or contemplated by the Pricing Disclosure Package, since the respective most recent times as of which information is given in the Pricing Disclosure Package, there has not been any material adverse change in the business, properties or financial condition of the Company and its subsidiaries taken as a whole, whether or not in the ordinary course of business, nor has any transaction been entered into by the Company or any of its subsidiaries that is material to the Company and its subsidiaries taken as a whole, other than changes and transactions contemplated by the Pricing Disclosure Package and transactions in the ordinary course of business. The Company and its subsidiaries have no contingent obligation material to the Company and its subsidiaries taken as a whole, which is not disclosed in or contemplated by the Pricing Disclosure Package.
(g)    The execution and delivery of this Agreement and the consummation of the transactions herein contemplated by the Company, and the fulfillment of the terms hereof on the part of the Company to be fulfilled, have been duly authorized by all necessary corporate action of the Company in accordance with the provisions of its Restated Articles of Incorporation (the “Company Charter”), its Amended and Restated Bylaws, as amended (the “Company Bylaws”), and applicable law. The execution and delivery by the Company of this Agreement, and the performance by the Company of its obligations under this Agreement do not require, any consent, approval, authorization, registration or qualification of or by any governmental agency or body other than those consents, approvals, authorizations, registrations or qualifications as have already been obtained and other than those required in connection or in compliance with the provisions of the blue sky laws of any jurisdiction.

(h)    The execution and delivery of this Agreement and any Terms Agreement and the consummation of the transactions herein and therein contemplated by the Company, the fulfillment of the terms hereof on the part of the Company to be fulfilled, and the compliance by the Company with all the terms and provisions of this Agreement will not result in a breach of any of the terms or provisions of, or constitute a default under, the Company Charter or the Company Bylaws or any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any of its subsidiaries is now a party, or violate any law or any order, rule, decree or regulation applicable to the Company or any of its subsidiaries of any federal or state court, regulatory board or body or administrative agency having jurisdiction over the Company or any of its subsidiaries or any of their respective property, except where such breach, default or violation would not have a material adverse effect on the business, properties or financial condition of the Company and its subsidiaries taken as a whole.
(i)    The Company or one or more of its direct or indirect subsidiaries owns all of the common stock (with respect to those subsidiaries which are organized as corporations) or other ownership interests (with respect to those subsidiaries which are organized as limited liability companies or limited partnerships) in the Company’s direct or indirect significant subsidiaries (as defined in Regulation S-X (17 CFR Part 210) (“Regulation S-X”)) (“Significant Subsidiaries”) free and clear of all liens, encumbrances and adverse claims, except such as do not materially affect the value thereof and, in the case of any such Significant Subsidiary that is a limited partnership, except as may otherwise be provided in the applicable limited partnership agreement.
(j)    The Company and each of its Significant Subsidiaries has been duly organized, is validly existing and is in good standing under the laws of its respective jurisdiction of organization, and is duly qualified to do business and is in good standing as a foreign corporation or other entity in each jurisdiction in which its respective ownership of properties or the conduct of its respective businesses requires such qualification, except where the failure so to qualify would not have a material adverse effect on the business, properties or financial condition of the Company and its subsidiaries taken as a whole, and has the power and authority as a corporation or other entity necessary to own or hold its respective properties and to conduct the businesses in which it is engaged.
(k)    The Shares will be validly authorized for issuance and sale pursuant to this Agreement or any Terms Agreement and, when issued and delivered by the Company against payment therefor in accordance with the provisions of this Agreement or any Terms Agreement, will be fully paid and non-assessable and the holders of outstanding shares of Common Stock are not entitled to preemptive rights to subscribe for the Common Stock in connection with the issuance of the Shares.
(l)    The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds from the sale of the Shares as described in the Pricing Disclosure Package and the Prospectus will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
(m)    Immediately after any sale of Shares by the Company hereunder, the aggregate Gross Sales Price of Shares that have been issued and sold by the Company hereunder will not exceed the aggregate registered and available under the Registration Statement (in this regard, the Company acknowledges and agrees that, although the Agents will be required to maintain records of the Shares sold pursuant to this Agreement or any Terms Agreement, the Agents shall have no responsibility for maintaining records with respect to the availability of Common Stock for sale pursuant to the Registration Statement).
(n)    The Shares are an “actively–traded security” exempted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.
(o)    The Company has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Common Stock.
(p)    Except as described in the Pricing Disclosure Package and the Prospectus, the Company or its subsidiaries have valid franchises, licenses and permits adequate for the conduct of the business of the Company and its subsidiaries as described in the Pricing Disclosure Package and the Prospectus, except where the failure to have such franchises, licenses and permits would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries taken as a whole.
(q)    The Company and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) under the Exchange Act) that comply with the requirements of the Exchange Act and that, except as described in the Pricing Disclosure Package and the Prospectus, are sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
(r)    The interactive data in eXtensible Business Reporting Language filed as exhibits to the Company’s most recently filed Annual Report on Form 10-K and the Quarterly Reports on Form 10-Qs, if any, filed for each of the quarters since such Annual Report on Form 10-K was filed fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.
Any certificate signed by any officer of the Company delivered to the Agents or to counsel for the Agents shall be deemed a representation and warranty by the Company to each Agent as to the matters covered thereby.
4.    Certain Covenants of the Company. The Company hereby agrees with each of the Agents:
(a)    For so long as the delivery of a prospectus is required under the Act (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with the offering or sale of Shares, before using or filing any Permitted Free Writing Prospectus and before using or filing any amendment or supplement to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus (in each case, other than due to the filing of an Incorporated Document), to furnish to each Agent a copy of each such proposed Permitted Free Writing Prospectus, amendment or supplement within a reasonable period of time before filing with the Commission or using any such Permitted Free Writing Prospectus, amendment or supplement and to not use or file any such Permitted Free Writing Prospectus or any such proposed amendment or supplement to which an Agent reasonably objects, unless the Company’s legal counsel has advised the Company that use or filing of such document is required by law; provided that the filing of any Incorporated Documents shall not be subject to this Section 4(a).
(b)    To advise the Agents promptly of the filing of the Prospectus pursuant to Rule 424, of the filing of any material pursuant to Rule 433 and of any amendment or supplement to the Pricing Disclosure Package or the Registration Statement or, during the Term, of official notice of the institution of proceedings for, or the entry of, a stop order suspending the effectiveness of the Registration Statement, of receipt from the Commission of any notice of objection to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act, and, if such a stop order should be entered, or notice of objection should be received, use every commercially reasonable effort to obtain the prompt removal thereof.
(c)    To deliver to the Agents, without charge, as soon as practicable after the Registration Statement becomes effective, and from time to time thereafter during such period of time as they are required by law to deliver a prospectus (or required to deliver but for Rule 172 under the Act or any similar rule), as many copies of the Prospectus (as supplemented or amended if the Company shall have made any supplements or amendments thereto, other than supplements or amendments relating solely to securities other than the Shares) as the Agents may reasonably request, and for so long as this Agreement is in effect, to prepare and file promptly such amendment or amendments to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as may be necessary to comply with the requirements of Section 10(a)(3) of the Act.
(d)    Upon request, to furnish to the Agents a copy of the Registration Statement as initially filed with the Commission and of all amendments thereto (exclusive of exhibits and Incorporated Documents), other than amendments relating solely to securities other than the Shares and to furnish to the Agents sufficient plain copies thereof (exclusive of exhibits and Incorporated Documents).
(e)    During a period of nine months after the date of this Agreement, if any event relating to or affecting the Company shall occur which, in the opinion of the Company, should be set forth in a supplement to or an amendment to the Prospectus (including an Issuer Free Writing Prospectus) in order to make the Prospectus, in the light of the circumstances pertaining when it is delivered to a purchaser, not misleading, the Company will forthwith at its expense prepare, file with the Commission, if required, and furnish to the Agents a reasonable number of copies of such supplement or supplements or amendment or amendments to the Prospectus (including an Issuer Free Writing Prospectus) which will supplement or amend the Prospectus so that as supplemented or amended it will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances pertaining when the Prospectus is delivered to a purchaser, not misleading; provided that should such event relate solely to activities of any of the Agents, then the Agents shall assume the expense of preparing and furnishing copies of any such amendment or supplement. In case any Agent is required to deliver a Prospectus after the expiration of nine months after the date hereof, the Company will furnish to such Agent, at the expense of such Agent, a reasonable quantity of a supplemented or amended Prospectus or supplements or amendments to the Prospectus complying with Section 10 of the Act.
(f)    To timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its security holders (including holders of the Securities) as soon as practicable an earnings statement (which need not be audited, unless required so to be under Section 11(a) of the Securities Act) for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the Securities Act.
(g)    If during the Term, the Company receives from the Commission a notice pursuant to Rule 401(g)(2) of the Act (any such notice is not removed before the earlier of the date of the next Transaction Proposal or Settlement Date) or otherwise ceases to be eligible to use the automatic shelf registration statement form, to (i) promptly notify the Agents, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Shares, in a form reasonably satisfactory to the Agents, (iii) use its commercially reasonable best efforts to cause such registration statement or post-effective amendment to be declared effective and (iv) promptly notify the Agents of such effectiveness. The Company will take all other reasonable action necessary or appropriate to permit the public offering and sale of the Shares to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible. References herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be.
(h)    To furnish such proper information as may be lawfully required and otherwise cooperate in qualifying the Shares for offer and sale under the blue sky laws of such United States jurisdictions as the Agents may designate and will pay or cause to be paid filing fees and expenses (including fees of counsel not to exceed $5,000 and reasonable disbursements of counsel), provided that the Company shall not be required to qualify as a foreign corporation or dealer in securities, or to file any consents to service of process under the laws of any jurisdiction, or to meet other requirements deemed by the Company to be unduly burdensome.
(i)    To pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the preparation, printing and filing of the Registration Statement and the Pricing Disclosure Package and all other amendments and supplements thereto and the mailing and delivering of copies thereof to the Agents and the Exchange; (ii) the cost of printing, preparing or reproducing this Agreement and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all filing fees and expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 4(h) hereof; (iv) the cost of preparing the Shares; (v) the fees and expenses of any transfer agent of the Company; (vi) the cost of obtaining any CUSIP or other identification numbers for the Shares; and (vii) the fees and expenses incurred in connection with the listing of the Shares on the Exchange. The Company shall not, however, be required to pay any amount for any expenses of the Agents (other than in accordance with the provisions of Section 9 hereof).

(j)    Prior to delivery of any Transaction Proposal, to cause the Shares to be approved for listing on the Exchange, subject to notice of issuance.
(k)    Prior to the third anniversary of the initial effective date of the Registration Statement, to file a new shelf registration statement to permit the issuance and sale of the Shares to continue as contemplated in the Registration Statement. References herein to the Registration Statement shall include such new shelf registration statement.
(l)    To not take, directly or indirectly, any action designed to cause or result in, or that constitutes or could reasonably be expected to constitute, the stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.
5.    Execution of Agreement. Each Agent’s obligations under this Agreement shall be subject to the satisfaction of the following conditions in connection with and on the date of the execution of this Agreement:
(a)    the Company shall have delivered to the Agents:
(i)    an officer’s certificate executed by an officer of the Company certifying to the effect set forth in Schedule C hereto with such changes therein as may be agreed upon by the Company and the Agents, with the approval of counsel for the Agents;
(ii)    letters of Squire Patton Boggs (US) LLP and Morgan, Lewis & Bockius LLP, addressed to the Agents and dated the date of this Agreement, to the effect set forth in Schedule D-1 and Schedule D-2 with such changes therein as may be agreed upon by the Company and the Agents, with the approval of counsel for the Agents;
(iii)    letters of Hunton Andrews Kurth LLP, counsel for the Agents, addressed to the Agents and dated the date of this Agreement, to the effect set forth as Schedule E with such changes therein as may be agreed upon by the Company and the Agents, with the approval of counsel for the Agents;
(iv)    a letter or letters (which may refer to letters previously delivered to the Agents) from Deloitte & Touche LLP dated the respective dates of delivery thereof to the effect that (i) they are an independent registered public accounting firm with respect to the Company within the meaning of the Act and the Exchange Act and the applicable published rules and regulations thereunder; (ii) in their opinion, the consolidated financial statements of the Company audited by them and incorporated by reference in the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the published rules and regulations thereunder; (iii) on the basis of performing a review of interim financial information as described in the Public Company Accounting Oversight Board (United States) (“PCAOB”) AS 4105, Reviews of Interim Financial Information, on the unaudited condensed consolidated financial statements of the Company, if any, incorporated by reference in the Prospectus, a reading of the latest available interim unaudited condensed consolidated financial statements of the Company, if any, since the close of the Company’s most recent audited fiscal year, a reading of the minutes and consents of the Board of Directors, the Audit Committee of the Board of Directors and the Finance & Investment Committee of the Board of Directors and of the shareholders of the Company since the end of the most recent audited fiscal year, and inquiries of officials of the Company who have responsibility for financial and accounting matters (it being understood that the foregoing procedures do not constitute an audit made in accordance with standards of the PCAOB and they would not necessarily reveal matters of significance with respect to the comments made in such letter, and accordingly that Deloitte & Touche LLP makes no representation as to the sufficiency of such procedures for the several Underwriters’ purposes), nothing has come to their attention which caused them to believe that (a) the unaudited condensed consolidated financial statements of the Company, if any, incorporated by reference in the Prospectus (1) do not comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the published rules and regulations thereunder and (2) except as disclosed in the Prospectus are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited consolidated financial statements of the Company incorporated by reference in the Prospectus; (b) at the date of the latest available interim balance sheet read by them and at a specified date not more than five days prior to the date of such letter, there was any change in the capital stock or increase in long-term debt including current maturities and excluding fair value swaps, if any, and unamortized premium and discount on long-term debt of the Company and its subsidiaries, or decrease in common shareholders’ equity of the Company and its subsidiaries, in each case as compared with amounts shown in the most recent condensed consolidated balance sheet, if any, incorporated by reference in the Prospectus, except in all instances for changes, increases or decreases which the Prospectus discloses have occurred or may occur, or as occasioned by the declaration, provision for, or payment of dividends, or as occasioned by the issuance, forfeiture or acquisition of common stock pursuant to or in connection with any employee or director benefit or compensation plan or the dividend reinvestment and direct stock purchase plan or which are described in such letter; or (c) for the period from the date of the most recent condensed consolidated balance sheet, if any, incorporated by reference in the Prospectus to the latest available interim balance sheet read by them and for the period from the date of the latest available interim balance sheet read by them to a specified date not more than five days prior to the date of such letter, there were any decreases, as compared with the corresponding period in the preceding year, in total consolidated operating revenues or in net income, except in all instances for decreases which the Prospectus discloses have occurred or may occur, or which are described in such letter; and (iv) they have carried out certain procedures and made certain findings, as specified in such letter, with respect to certain amounts included in the Prospectus and such other items as the Agents may reasonably request;
(v)    resolutions duly adopted by the Company’s board of directors or a duly authorized committee thereof, and certified by an officer of the Company; and
(vi)    such other documents and opinions as counsel for the Agents reasonably may require for the purpose of enabling them to pass upon the issuance and sale of the Shares as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Shares as herein contemplated shall be satisfactory in form and substance to the Agents and counsel for the Agents.

6.    Additional Covenants of the Company. The Company further covenants and agrees with each of the Agents as follows:
(a)    Each time that (i) the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall be amended or supplemented (including, except as noted in the provisos at the end of this Section 6(a), by the filing of any Incorporated Document) or (ii) there is a Principal Settlement Date pursuant to a Terms Agreement (each date referred to clauses (i) and (ii) above, a “Bring-Down Delivery Date”), the Company shall, unless the Agents agree otherwise, furnish or cause to be furnished to the Agents certificates, dated as of such Bring-Down Delivery Date and delivered within one Exchange Business Day after the applicable Bring-Down Delivery Date or, in the case of a Bring-Down Delivery Date resulting from a Principal Settlement Date, delivered on such Principal Settlement Date, of the same tenor as the certificate referred to in Sections 5(a)(i) hereof, modified as necessary to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of delivery of such certificate, or, in lieu of such certificate, a certificate to the effect that the statements contained in the certificate referred to in Section 5(a)(i) hereof furnished to Agents are true and correct as of such Bring-Down Delivery Date as though made at and as of such date (except that such statements shall be deemed to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of delivery of such certificate); provided, however, that the filing of a Current Report on Form 8-K will not constitute a Bring-Down Delivery Date under clause (i) above unless such Current Report on Form 8-K contains capsule financial information, historical or pro forma financial statements, supporting schedules or other financial data that is considered “filed” under the Exchange Act (including any Current Report on Form 8-K or part thereof under Item 2.02 of Regulation S-K of the Commission that is considered “filed” under the Exchange Act); and provided, further, that an amendment or supplement to the Registration Statement or the Prospectus relating to the offering of other securities pursuant to the Registration Statement will not constitute a Bring-Down Delivery Date.
(b)    Each Bring-Down Delivery Date, the Company shall, unless the Agents agree otherwise, cause to be furnished to the Agents (A) the written letters of Squire Patton Boggs (US) LLP and Morgan, Lewis & Bockius LLP, counsel to the Company, and (B) the written letters of Hunton Andrews Kurth LLP, counsel to the Agents, each dated as of the applicable Bring-Down Delivery Date and delivered within one Exchange Business Day after the applicable Bring-Down Delivery Date or, in the case of a Bring-Down Delivery Date resulting from a Principal Settlement Date, dated and delivered on such Principal Settlement Date, of the same tenor as the letters referred to in Section 5(a)(ii) or Section 5(a)(iii) hereof, as applicable, but modified as necessary to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of delivery of such letters, or, in lieu of such letters, each such counsel shall furnish the Agents with a letter substantially to the effect that the Agents may rely on the letter of such counsel referred to in Section 5(a)(ii) or Section 5(a)(iii) hereof, as applicable, furnished to the Agents, to the same extent as though they were dated the date of such letter authorizing reliance (except that statements in such last opinion and letter of such counsel shall be deemed to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of delivery of such letters authorizing reliance) (in each case with such changes therein as may be agreed upon by the Company and the Agents, with the approval of counsel for the Agents).

(c)    Each Bring-Down Delivery Date, the Company shall, unless the Agents agree otherwise, cause the Company’s independent public accountants to furnish to the Agents a “comfort” letter, dated as of the applicable Bring-Down Delivery Date and delivered within one Exchange Business Day after the applicable Bring-Down Delivery Date or, in the case of a Bring-Down Delivery Date resulting from a Principal Settlement Date, delivered on such Principal Settlement Date, of the same tenor as the letter referred to in Section 5(a)(iv) hereof, but modified to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the date of such letter, and, if the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall include or incorporate by reference the financial statements of any entity or business pursuant to the provisions of Item 3-05 of Regulation S-X, the Company shall, if requested by the Agents, cause a firm of independent public accountants to furnish to the Agents a “comfort” letter, dated as of the applicable Bring-Down Delivery Date and delivered within one Exchange Business Day after the applicable Bring-Down Delivery Date or, in the case of a Bring-Down Delivery Date resulting from a Principal Settlement Date, delivered on such Principal Settlement Date, addressing such matters as the Agents may reasonably request.
(d)    (i) No order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose or pursuant to Section 8A under the Act shall have been initiated or, to the knowledge of the Company, threatened by the Commission; the Prospectus and each Permitted Free Writing Prospectus shall have been timely filed with the Commission under the Act (in the case of a Permitted Free Writing Prospectus, to the extent required by Rule 433 under the Act); and all requests by the Commission for additional information shall have been complied with to the satisfaction of the Agents and no suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes, shall have occurred and be in effect at the time the Company delivers a Transaction Proposal to an Agent or the time an Agent delivers a Transaction Acceptance to the Company; and (ii) the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading at the time the Company delivers a Transaction Proposal to an Agent or the time an Agent delivers a Transaction Acceptance to the Company.
(e)    The Company shall reasonably cooperate with any reasonable due diligence review requested by the Agents or their counsel from time to time in connection with the transactions contemplated hereby or by any Terms Agreement.
(f)    The Company shall disclose, in its Quarterly Reports on Form 10-Q and in its Annual Report on Form 10-K and, if reasonably requested by the Agents, in supplements to the Prospectus (each, an “Interim Prospectus Supplement”) to be filed by the Company with the Commission from time to time, the aggregate number of the Shares sold through the Agents under this Agreement and any Terms Agreement, and the gross proceeds to the Company from the sale of the Shares and the compensation paid by the Company with respect to sales of the Shares pursuant to this Agreement during the relevant quarter or, in the case of any such prospectus supplement, such shorter period as the Agents may reasonably request or, in the case of an Annual Report on Form 10-K, during the fourth quarter of such fiscal year.

The requirements (i) to provide the officer’s certificate, opinions and letters of counsel and accountants’ letter specified in Section 6(b) through Section 6(d) hereof, (ii) to reasonably cooperate with any reasonable due diligence review specified in Section 6(f) hereof, and (iii) to provide the representations and warranties contemplated under Section 3(vi) hereof shall be waived for any Bring-Down Delivery Date occurring at a time at which no Transaction Proposal or offers to enter into a Terms Agreement is pending, which waiver shall continue until the earlier to occur of the date the Company delivers a Transaction Proposal or offers to enter into a Terms Agreement hereunder (which for such calendar quarter shall be considered a Bring-Down Delivery Date) and the next occurring Bring-Down Delivery Date.
All opinions, letters and other documents referred to in Sections 6(b) through Section 6(d) hereof shall be reasonably satisfactory in form and substance to the Agents. The Agents will provide the Company with such notice (which may be oral, and in such case, will be confirmed via email as soon as reasonably practicable thereafter) as is reasonably practicable under the circumstances when requesting an opinion, letter or other document referred to in Sections 6(b) through Section 6(d) hereof.
7.    Conditions of the Agents’ Obligation. The Agents’ obligation to solicit purchases on an agency basis for the Shares or otherwise take any action pursuant to a Transaction Acceptance and to purchase the Shares pursuant to any Terms Agreement shall be subject to the satisfaction of the following conditions:
(a)    At the Time of Acceptance, at the time of the commencement of trading on the Exchange on the Purchase Date(s) and at the relevant Time of Sale and Agency Settlement Date, or with respect to a Principal Transaction pursuant to a Terms Agreement, at the time of execution and delivery of the Terms Agreement by the Company and at the relevant Time of Sale and Principal Settlement Date:
(i)    The representations, warranties and agreements on the part of the Company herein contained or contained in any certificate of an officer or officers of the Company delivered pursuant to the provisions hereof that are qualified by materiality are true and correct in all respects, and the representations and warranties not qualified by materiality are true and correct in all material respects.
(ii)    The Company shall have performed and observed its covenants and other obligations hereunder and/or under any Terms Agreement in all material respects.
(iii)    In the case of an Agency Transaction, from the Time of Acceptance until the Agency Settlement Date, or, in the case of a Principal Transaction pursuant to a Terms Agreement, from the time of execution and delivery of the Terms Agreement by the Company until the Principal Settlement Date, trading in the Common Stock (including, without limitation, the Shares) shall not have been suspended by the Commission, the Exchange or the Financial Industry Regulatory Authority, Inc. The Shares shall have been approved (subject only to notice of issuance) for listing or quotation on and shall not have been delisted from the Exchange. There shall not have occurred (and be continuing in the case of occurrences under clause (i) and (iii) below) any of the following: (i) any general suspension of trading in securities on the Exchange or there shall have been established by the Exchange or by the Commission or by any federal or state agency or by the decision of any court any limitation on prices for such trading or any general restrictions on the distribution of securities, or trading in any securities of the Company shall have been suspended or limited by any exchange located in the United States or on the over-the-counter market located in the United States or a general banking moratorium declared by New York or federal authorities or (ii) any material adverse change in the financial markets in the United States, any outbreak of hostilities, including, but not limited to, an escalation of hostilities which existed prior to the date hereof, any other national or international calamity or crisis or any material adverse change in financial, political or economic conditions affecting the United States, the effect of any such event specified in this clause (ii) being such as to make it, in the reasonable judgment of the Agents, impracticable or inadvisable to proceed with the offering of the Shares as contemplated in the Pricing Disclosure Package or for the Agents to enforce contracts for the sale of the Shares; or
(iv)    Since the most recent date as of which information is given in the Registration Statement and the Pricing Disclosure Package, there shall not have been any Material Adverse Effect.
(b)    Within one Exchange Business Day after the applicable Bring-Down Delivery Date (and subject to the waiver provisions contained in the second paragraph of Section 6(g)) or, in the case of a Bring-Down Delivery Date resulting from a Principal Settlement Date, delivered on such Principal Settlement Date, the Agents shall have received the officer’s certificate, opinions and negative assurance letters of counsel and “comfort” letters and other documents provided for under Section 6(b) through Section 6(d) hereof, inclusive. For purposes of clarity and without limitation to any other provision of this Section 7 hereof or elsewhere in this Agreement, the parties hereto agree that the Agents’ obligations, if any, to solicit purchases of Shares on an agency basis or otherwise take any action pursuant to a Transaction Acceptance shall, unless otherwise agreed in writing by the Agents, be suspended during the period from and including a Bring-Down Delivery Date through and including the time that the Agents shall have received the documents described in the preceding sentence.
8.    Termination.
(a)    (i)    The Company may terminate this Agreement in its sole discretion at any time upon prior written notice to the Agents. Any such termination shall be without liability of any party to any other party, except that (A) with respect to any pending sale, the obligations of the Company, including in respect of compensation of the applicable Agent, shall remain in full force and effect notwithstanding such termination; and (B) the provisions of Sections 3, 4(i), 9, 13, 14, 15, 16 and 18 of this Agreement shall remain in full force and effect notwithstanding such termination.
(ii)    In the case of any sale by the Company pursuant to a Terms Agreement, the obligations of the Company pursuant to such Terms Agreement and this Agreement may not be terminated by the Company without the prior written consent of the applicable Agent.
(b)    (i)    Each Agent may terminate this Agreement with respect to itself in its sole discretion at any time upon giving prior written notice to the Company; provided, however, that this Agreement will remain in full force and effect with respect to the Agents that have not so terminated this Agreement with respect to themselves. Any such termination shall be without liability of any party to any other party, except that the provisions of Sections 3, 4(i), 9, 13, 14,

15, 16 and 18 of this Agreement shall remain in full force and effect notwithstanding such termination.
(ii)    In the case of any purchase by an Agent pursuant to a Terms Agreement, the obligations of such Agent pursuant to such Terms Agreement shall be subject to termination by such Agent at any time prior to or at the Principal Settlement Date if since the time of execution of the Terms Agreement or the respective dates as of which information is given in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, (A) there shall have occurred any general suspension of trading in securities on the Exchange or there shall have been established by the Exchange or by the Commission or by any federal or state agency or by the decision of any court any limitation on prices for such trading or any general restrictions on the distribution of securities, or trading in any securities of the Company shall have been suspended or limited by any exchange located in the United States or on the over the counter market located in the United States or a general banking moratorium declared by New York or federal authorities or (B) there shall have occurred any material adverse change in the financial markets in the United States, any outbreak of hostilities, including, but not limited to, an escalation of hostilities which existed prior to the date hereof, any other national or international calamity or crisis or any material adverse change in financial, political or economic conditions affecting the United States, the effect of any such event specified in this clause (ii) being such as to make it, in the reasonable judgment of the Agent, impracticable or inadvisable to proceed with the offering of the Shares as contemplated in the Pricing Disclosure Package or for the Agent to enforce contracts for the sale of the Shares. If such Agent elects to terminate its obligations pursuant to this Section 8(b)(ii), the Company shall be notified promptly in writing.
(c)    This Agreement shall remain in full force and effect until the earliest of (A) termination of this Agreement pursuant to Section 8(a) or Section 8(b) hereof or otherwise by mutual written agreement of the parties and (B) such date that the Maximum Amount has been sold in accordance with the terms of this Agreement and any Terms Agreement, in each case except that the provisions of Sections 3, 4(i), 9, 13, 14, 15, 16 and 18 of this Agreement shall remain in full force and effect notwithstanding such termination.
(d)    Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that, notwithstanding the foregoing, such termination shall not be effective until the close of business on the date of receipt of such notice by the Agents or the Company, as the case may be, or such later date as may be required pursuant to Section 8(a) or (b) hereof. If such termination shall occur prior to the Settlement Date for any sale of Shares, such sale shall settle in accordance with the provisions of Section 2 hereof.

9.    Indemnification.
(a)    The Company agrees to indemnify and hold harmless each Agent, each officer and director of each Agent and each person (a “Controlling Person”) who controls any Agent within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act or any other statute or common law, and to reimburse each such Agent, officer, director and Controlling Person for any legal or other expenses (including, to the extent hereinafter provided, reasonable counsel fees) when and as incurred by them in connection with investigating any such losses, claims, damages or liabilities or in connection with defending any actions, insofar as such losses, claims, damages, liabilities, expenses or actions arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Prospectus, the Prospectus Supplement (including any Interim Prospectus Supplement), the Pricing Disclosure Package, or any Issuer Free Writing Prospectus, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the indemnity agreement contained in this Section 9(a) shall not apply to any such losses, claims, damages, liabilities, expenses or actions arising out of, or based upon, any such untrue statement or alleged untrue statement, or any such omission or alleged omission, if such statement or omission was made in reliance upon and in conformity with information furnished in writing, to the Company by or on behalf of any Agent expressly for use in connection with the preparation of the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus or any amendment or supplement to any thereof, or arising out of, or based upon, statements in or omissions from the Statements of Eligibility. The indemnity agreement of the Company contained in this Section 9(a) and the representations and warranties of the Company contained in Section 3 shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Agent or any of its officers, directors or Controlling Persons, and shall survive the delivery of the Shares. Each Agent agrees promptly to notify the Company, and each other Agent, of the commencement of any litigation or proceedings against the notifying Agent, or any of its officers, directors or Controlling Persons, in connection with the issuance and sale of the Shares.
(b)    Each Agent, severally and not jointly, agrees to indemnify and hold harmless the Company, its officers and directors, and each person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which it or any of them may become subject under the Act or any other statute or common law, and to reimburse each of them for any legal or other expenses (including, to the extent hereinafter provided, reasonable counsel fees) when and as incurred by them in connection with investigating any such losses, claims, damages or liabilities or in connection with defending any actions, insofar as such losses, claims, damages, liabilities, expenses or actions arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Prospectus, the Prospectus Supplement (including any Interim Prospectus Supplement), the Pricing Disclosure Package, or any Issuer Free Writing Prospectus, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of such Agent expressly for use in connection with the preparation of the Registration Statement, any Prospectus, the Prospectus

Supplement (including any Interim Prospectus Supplement), the Pricing Disclosure Package, or any Issuer Free Writing Prospectus or any amendment or supplement to any thereof. The respective indemnity agreement of each Agent contained in this Section 9(b) shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Company or any of its officers or directors or any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of any other Agent or any of its officers, directors or Controlling Persons, and shall survive the delivery of the Shares. The Company agrees promptly to notify the Agents of the commencement of any litigation or proceedings against the Company (or any of its controlling persons within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) or any of their respective officers or directors in connection with the issuance and sale of the Shares.
(c)    The Company and each of the several Agents each agree that, upon the receipt of notice of the commencement of any action against it, its officers and directors, or any person controlling it as aforesaid, in respect of which indemnity or contribution may be sought under the provisions of this Section 9, it will promptly give written notice of the commencement thereof to the party or parties against whom indemnity or contribution shall be sought thereunder, but the omission so to notify such indemnifying party or parties of any such action shall not relieve such indemnifying party or parties from any liability which it or they may have to the indemnified party otherwise than on account of this indemnity agreement. In case such notice of any such action shall be so given, such indemnifying party or parties shall be entitled to participate at its own expense in the defense or, if it so elects, to assume (in conjunction with any other indemnifying parties) the defense of such action, in which event such defense shall be conducted by counsel chosen by such indemnifying party or parties and reasonably satisfactory to the indemnified party or parties who shall be defendant or defendants in such action, and such defendant or defendants shall bear the fees and expenses of any additional counsel retained by them; but if the indemnifying party or parties shall elect not to assume the defense of such action, such indemnifying party or parties will reimburse such indemnified party or parties for the reasonable fees and expenses of any counsel retained by them; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and counsel for the indemnifying party shall have reasonably concluded that there may be a conflict of interest involved in the representation by such counsel of both the indemnifying party and the indemnified party, the indemnified party or parties shall have the right to select separate counsel, satisfactory to the indemnifying party or parties, to participate in the defense of such action on behalf of such indemnified party or parties at the expense of the indemnifying party or parties (it being understood, however, that the indemnifying party or parties shall not be liable for the expenses of more than one separate counsel representing the indemnified parties who are parties to such action). The Company and each of the several Agents each agree that without the prior written consent of the other parties to such action who are parties to this Agreement, which consent shall not be unreasonably withheld, it will not settle, compromise or consent to the entry of any judgment in any claim or proceeding in respect of which such party intends to seek indemnity or contribution under the provisions of this Section 9, unless such settlement, compromise or consent (i) includes an unconditional release of such other parties from all liability arising out of such claim or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of such other parties.
(d)    If, or to the extent, the indemnification provided for in Section 9(a) or Section 9(b) hereof shall be unenforceable under applicable law by an indemnified party, each indemnifying party agrees to contribute to such indemnified party with respect to any and all losses, claims, damages, liabilities and expenses for which each such indemnification provided for in Section 9(a) or Section 9(b) hereof shall be unenforceable, in such proportion as shall be appropriate to reflect (i) the relative fault of the Company on the one hand and the Agents on the other hand in connection with the statements or omissions which have resulted in such losses, claims, damages, liabilities and expenses, (ii) the relative benefits received by the Company on the one hand and the Agents on the other hand from the offering of the Shares pursuant to this Agreement, and (iii) any other relevant equitable considerations; provided, however, that no indemnified party guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution with respect thereto from any indemnifying party not guilty of such fraudulent misrepresentation. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Agents and each such party’s relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and each of the Agents each agree that it would not be just and equitable if contribution pursuant to this Section 9(d) were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 9(d), no Agent shall be required to contribute in excess of the amount equal to the excess of (i) the gross compensation received by such Agent (in such capacity) with respect to the Shares sold under this Agreement, over (ii) the amount of any damages which such Agent has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.
10.    Notices. All notices and other communications under this Agreement or any Terms Agreement shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of communication, and, if to the respective party, shall be sufficient in all respects if delivered or sent to:
(a)    BNY Mellon Capital Markets, LLC
240 Greenwich Street, 3E
New York, New York 10286
Attention: D1NY@bny.com and ATMGroup@bny.com
Facsimile: (732) 667-9766
(b)    BofA Securities, Inc.
One Bryant Park
New York, New York 10036
Attention: ATM Execution
Email: dg.atm_execution@bofa.com
with a copy to
Facsimile: (212) 230-8730
Attention: ECM Legal
(c)    Capital One Securities, Inc.
201 St. Charles Street, Suite 1830
New Orleans, Louisiana 70170

(d)    Credit Agricole Securities (USA) Inc.
1301 Avenue of the Americas
New York, New York 10019
Attention: Douglas Cheng
Email: Douglas.cheng@ca-cib.com; equitycapitalmarkets@ca-cib.com
(e)    J.P. Morgan Securities LLC
270 Park Avenue
New York, New York 10017
Attention: Sanjeet Dewal
Facsimile: (212) 622-8783
Email: sanjeet.s.dewal@jpmorgan.com
(f)    Mizuho Securities USA LLC
1271 Avenue of the Americas
New York, New York 10020
Attention: Equity Capital Markets Desk
Email: us-ecm@mizuhogroup.com
Phone: (212) 205-7600
(g)    Wells Fargo Securities, LLC
500 West 33rd Street, 14th Floor
New York, New York 10001
Attention: Equity Syndicate Department and Special Equities Desk
Email: ECMOriginationPower@wellsfargo.com
(h)    NextEra Energy, Inc.
700 Universe Boulevard
Juno Beach, Florida 33408
Attention: Treasurer
Notwithstanding the foregoing, Transaction Proposals shall be delivered by the Company to the applicable Agent by telephone or email to:
(i)    BNY Mellon Capital Markets, LLC
Attention: D1NY@bny.com and ATMGroup@bny.com
Email: D1NY@bny.com and ATMGroup@bny.com
Phone: (732) 667-9766
(j)    BofA Securities, Inc.
Attention: ATM Execution
Email: dg.atm_execution@bofa.com
Phone: (888) 803-9655
(k)    Capital One Securities, Inc.
Attention: Sean Benoit
Email: sean.benoit@capitalone.com
Phone: (800) 333-2005

(l)    Credit Agricole Securities (USA) Inc.
Attention: Douglas Cheng
Email: Douglas.cheng@ca-cib.com; equitycapitalmarkets@ca-cib.com
Phone: (212) 261-7008
(m)    J.P. Morgan Securities LLC
Attention: Sanjeet Dewal (Managing Director); Brett Chalmers (Executive Director); Preston Ryman (Associate); Ara Movesesian (Executive Director); Jemil Salih (Executive Director)
Email: Sanjeet.s.dewal@jpmorgan.com; Brett.chalmers@jpmorgan.com; Preston.t.ryman@jpmchase.com; Ara.movsesian@jpmorgan.com; Jemil.d.salih@jpmorgan.com
Phone: (212) 622-8783; (212) 622-2252; (212) 622-3132; (212) 622-2619; (212) 622-2723
(n)    Mizuho Securities USA LLC
Attention: Equity Capital Markets
Email: us-ecm@mizuhogroup.com
Phone: (212) 205-7600
(o)    Wells Fargo Securities, LLC
Attention: Michael Tiedemann
Email: ECMOriginationPower@wellsfargo.com;
Michael.tiedemann@wellsfargo.com
Phone: (212) 214-6375
11.    No Fiduciary Relationship. The Company and each Agent acknowledge and agree that in connection with all aspects of each transaction contemplated by this Agreement, the Company and such Agent have an arm’s-length business relationship that creates no fiduciary duty on the part of any party and each expressly disclaims any fiduciary or financial advisory relationship.
12.    Adjustments for Stock Splits. The parties acknowledge and agree that share-related numbers contained in this Agreement, any Transaction Proposal and any Transaction Acceptance shall be equitably adjusted to reflect stock splits, stock dividends, reverse stock splits, combinations and similar events.
13.    Governing Law; Construction. This Agreement and any Terms Agreement, and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement or any Terms Agreement, directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York.
14.    Waiver of Jury Trial. The Company and the Agents each hereby waives any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement and any Terms Agreement.
15.    Submission to Jurisdiction. The Company and the Agents hereby submits to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company and the Agents each waives any objection which each may now or hereafter have to the laying of venue of any such suit or proceeding in such courts. The Company and the Agents each agrees that final judgment in any such suit, action or proceeding brough in such court shall be conclusive and binding upon the Company and the Agents, as the case may be, and may be enforced in any court to the jurisdiction of which Company and an Agent is subject by a suit upon such judgment.
16.    Persons Entitled to Benefit of Agreement. This Agreement and any Terms Agreement shall inure to the benefit of and be binding upon the parties hereto and thereto, respectively, and their respective successors and the officers, directors, and controlling persons referred to and to the extent set forth in Section 9 hereof. Nothing in this Agreement or any Terms Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any such Terms Agreement or any provision contained herein or therein. No purchaser of Shares from or through an Agent shall be deemed to be a successor merely by reason of purchase.
17.    Counterparts; Electronic Signatures. This Agreement and any Terms Agreement may be executed in any number of counterparts by the parties hereto on separate counterparts, each of which, when so executed and delivered, shall be deemed an original, but all such counterparts shall together constitute one and the same instrument. Electronic signatures complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law will be deemed original signatures for purposes of this Agreement. Transmission by telecopy, electronic mail or other transmission method of an executed counterpart of this Agreement will constitute due and sufficient delivery of such counterpart.
18.    Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Agents contained in this Agreement or any Terms Agreement or made by or on behalf of the Company or the Agents pursuant to this Agreement or any Terms Agreement or any certificate delivered pursuant hereto or thereto shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any termination of this Agreement or any Terms Agreement or any investigation made by or on behalf of the Company or the Agents.
19.    Certain Defined Terms. For purposes of this Agreement, except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under Act; the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and the term “subsidiary” has the meaning set forth in Rule 405 under the Act.
20.    Amendments or Waivers. No amendment or waiver of any provision of this Agreement or any Terms Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto or thereto, as the case may be.
21.    Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

22.    USA PATRIOT Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Agents are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Agents to properly identify their respective clients.
23.    Recognition of the U.S. Special Resolution Regimes.
(a)    In the event that any Agent that is a Covered Entity (as defined below) becomes subject to a proceeding under a U.S. Special Resolution Regime (as defined below), the transfer from such Agent of this Agreement or any Terms Agreement, and any interest and obligation in or under this Agreement or any Terms Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement or any Terms Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.
(b)    In the event that any Agent that is a Covered Entity or a BHC Act Affiliate (as defined below) of such Agent becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights (as defined below) under this Agreement that may be exercised against such Agent are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement or any Terms Agreement were governed by the laws of the United States or a state of the United States.
(c)    For purpose of this Section 23, (A) the term “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); (B) the term “Covered Entity” means any of the following: (1) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (2) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (3) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); (C) the term “Default Rights” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and (D) the term “U.S. Special Resolution Regime” means each of (1) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (2) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.
[Signature Page Follows]

If the foregoing correctly sets forth the understanding among the Company and the Agents, please so indicate in the space provided below for that purpose, whereupon this letter and your acceptance shall constitute a binding agreement among the Company and the Agents.
Very truly yours,
NextEra Energy, Inc.
By: MATTHEW R. GEOFFROY
Name: Matthew R. Geoffroy
Title: Assistant Treasurer
Very truly yours,
Accepted and agreed to as of the
date first above written:
BNY Mellon Capital Markets, LLC
By: DAN KLINGER
Name: Dan Klinger
Title: Managing Director
BofA Securities, Inc.
By: MARLY SMITH
Name: Marly Smith
Title: Managing Director
Capital One Securities, Inc.
By: PHIL WINIECKI
Name: Phil Winiecki
Title: Managing Director
Credit Agricole Securities (USA) Inc.
By: JEAN-MARC NGUYEN
Name: Jean-Marc Nguyen
Title: Managing Director

By: DOUGLAS CHENG
Name: Douglas Cheng
Title: Managing Director

J.P. Morgan Securities LLC
By: SANJEET DEWEL
Name: Sanjeet Dewel
Title: Managing Director

Mizuho Securities USA LLC
By: JAMES WATTS
Name: James Watts
Title: Managing Director
Wells Fargo Securities, LLC
By: MICHAEL TIEDMANN
Name: Michael Tiedmann
Title: Managing Director

[Signature Page to Equity Distribution Agreement]

Schedule A
Authorized Company Representatives

Name	Title	Telephone	Email

A-1

Schedule B
1. Issuer General Use Free Writing Prospectuses
None
2. Other information included in the Pricing Disclosure Package
The price at which the Shares were purchased by an investor.

B-1

Schedule C
[OFFICER’S CERTIFICATE]

NEXTERA ENERGY, INC.
JUNO BEACH, FLORIDA
CERTIFICATE
            , 20
NEXTERA ENERGY, INC. (the “Company”) hereby certifies that, on the date hereof:
1.    To the best of the knowledge of the officer executing this certificate: no stop order suspending the effectiveness of the Registration Statement (as this term is defined in the Agreement referred to in paragraph 3 below) is in effect; no order of the Securities and Exchange Commission (the “SEC”) directed to the adequacy of any Incorporated Document (as this term is defined in the Agreement referred to in paragraph 3 below) is in effect; no proceedings for either such purpose are pending before, or, to the knowledge of the Company, threatened by, the SEC; and no notice of objection by the SEC to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act of 1933, as amended, has been received by the Company and not removed.
2.    Since the respective most recent dates as of which information is given in the Prospectus (as this term is defined in the Agreement referred to in paragraph 3 below) and up to the date hereof, there has not been any material adverse change in the business, properties or financial condition of the Company and its subsidiaries taken as a whole, except as disclosed in or contemplated by the Prospectus.
3.    The representations and warranties of the Company contained in the Equity Distribution Agreement dated December 31, 2025 among the Company and BNY Mellon Capital Markets, LLC, BofA Securities, Inc., Capital One Securities, Inc., Credit Agricole Securities (USA) Inc., J.P. Morgan Securities LLC, Mizuho Securities USA LLC and Wells Fargo Securities, LLC (the “Agreement”) that are qualified by materiality are true and correct in all respects, and the representations and warranties not qualified by materiality are true and correct in all material respects, in each case as if made on and as of the date hereof.
4.    All of the obligations of the Company set forth in the Agreement which are to be performed on or prior to the date hereof have been duly performed as of the date hereof.
NEXTERA ENERGY, INC.
By:_____________________________
Name:
Title:
C-1-1

Exhibit A

NextEra Energy, Inc.
Common Stock
TERMS AGREEMENT
_____________, 20__
[    ]
[    ]
[    ]
Attention: [    ]
To the Addressee:
NextEra Energy, Inc., a Florida corporation (the “Company”), proposes, subject to the terms and conditions stated herein and in the Equity Distribution Agreement dated December 31, 2025 (the “Distribution Agreement”) among the Company, BNY Mellon Capital Markets, LLC, BofA Securities, Inc., Capital One Securities, Inc., Credit Agricole Securities (USA) Inc., J.P. Morgan Securities LLC, Mizuho Securities USA LLC, and Wells Fargo Securities, LLC, to issue and sell to [                ] (the “Agent”) the securities specified in the Schedule hereto (the “Purchased Securities”). Unless otherwise defined below, terms defined in the Distribution Agreement shall have the same meanings when used herein.
Each of the provisions of the Distribution Agreement not specifically related to the solicitation by the Agent, as agent of the Company, of offers to purchase securities is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Each of the representations, warranties and agreements set forth therein shall be deemed to have been made as of the date of this Terms Agreement and the Settlement Date set forth in the Schedule hereto.
An amendment to the Registration Statement or a supplement to the Prospectus, as the case may be, relating to the Purchased Securities, in the form heretofore delivered to the Agent, is now proposed to be filed with the Commission.
Subject to the terms and conditions set forth herein and in the Distribution Agreement which are incorporated herein by reference, the Company agrees to issue and sell to the Agent, and the latter agrees to purchase from the Company, the Purchased Securities at the time and place and at the purchase price set forth in the Schedule hereto.
[Signature Page Follows]

If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, whereupon this Terms Agreement, including those provisions of the Distribution Agreement incorporated herein by reference, shall constitute a binding agreement between the Agent and the Company.
Very truly yours,

NextEra Energy, Inc. By: Name: Title:

Accepted and agreed as of the date first above written:

[ ] By: Name: Title:

Schedule to Terms Agreement
Title of Purchased Securities:
Common Stock, $0.01 par value
Number of Shares of Purchased Securities:
[            ] shares
Initial Price to Public:
$[      ] per share
Purchase Price Payable by the Agent:
$[      ] per share
Method of and Specified Funds for Payment of Purchase Price:
[By wire transfer to a bank account specified by the Company in same day funds.]
Method of Delivery:
[To the Agent’s account, or the account of the Agent’s designee, at The Depository Trust Company via DWAC in return for payment of the purchase price.]
Settlement Date:
[      ], 20[      ]
Closing Location:
[            ]
Documents to be Delivered:
The following documents referred to in the Distribution Agreement shall be delivered on the Settlement Date as a condition to the closing for the Purchased Securities (which documents shall be dated on or as of the Settlement Date and shall be appropriately updated to cover any Permitted Free Writing Prospectuses and any amendments or supplements to the Registration Statement, the Prospectus, any Permitted Free Writing Prospectuses and any documents incorporated by reference therein):
(1)    the officer’s certificate referred to in Section 5(a)(i);
(2)    the letters of the Company’s counsel referred to in Section 5(a)(ii);
(3)    the letters of the Agent’s counsel referred to in Section 5(a)(iii);
(4)    the “comfort” letter referred to in Section 5(a)(iv); and
(5)    such other documents as the Agent shall reasonably request.
[Lockup:]    [      ]

Time of sale: [      ] [a.m./p.m.] (New York City time) on [            ], 20[      ]
Time of sale information:
    the number of shares of Purchased Securities set forth above the initial price to public set forth above
    [other]
A-4